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                                                                    Exhibit 5.1

                                   [Letterhead]


                                  June 14, 2002



Republic Airways Holdings Inc.
2500 S. High School Road, Suite 160
Indianapolis, IN 46241


Dear Sirs:

      In connection with the Registration Statement on Form S-1, Registration No. 333-84092 (the "Registration Statement"), filed by Republic Airways Holdings Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to the public offering by the Company of an aggregate of up to 5,750,000 authorized but heretofore unissued shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock") (including up to 750,000 shares of Common Stock which will be purchased by the underwriters if the underwriters exercise the option granted to them by the Company to cover over-allotments, if any), we, as counsel for the Company, have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purposes of this opinion. Our opinion set forth below is limited to the General Corporation Law of the State of Delaware.

      We assume that appropriate action will be taken, prior to the offer and sale of the shares of Common Stock, to register and qualify such shares for sale under applicable state and securities or "blue sky" laws.

      In our examination of the foregoing documents, we have assumed the genuineness of all signature and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

      Based on the foregoing, we advise you that in our opinion the shares of Common Stock being issued and sold by the Company have been duly and validly authorized and, when issued and sold in the manner contemplated by the Underwriting Agreement, a form of which has been filed as an exhibit to the Registration Statement (the "Underwriting Agreement"), and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is

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Republic Airways Holdings Inc.
June 14, 2002
Page 2


required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

      The opinion expressed herein is solely for your benefit, and may be relied upon only by you.

                                       Very truly yours,

                                       /s/ Fulbright & Jaworski L.L.P.